                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in this Registration Statement of eUniverse, Inc. on Form 10 of our report dated July 23, 1999, except as for Note 8(d) as to which the date is September 15, 1999, relating to the financial statements of The Big Network, Inc., and to the reference to our Firm under the caption "Experts" in such registration.

                                    /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
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                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
November 24, 1999